EXHIBIT 10.6(c)
Amended and Restated Outside Director Retirement Plan.


                        OUTSIDE DIRECTOR RETIREMENT PLAN
                                       OF
                           FLUSHING SAVINGS BANK, FSB
            (Amended and Restated Effective as of September 19, 2000)


         1. Purpose. The purpose of the Outside Director Retirement Plan (the "Plan") of Flushing Savings Bank, FSB (the "Bank") is to provide retirement benefits to Outside Directors who have provided expertise in enabling the Bank to experience successful growth and development. The Plan was adopted effective February 21, 1995 and amended effective January 1, 1997 and March 21, 2000. This amendment and restatement is effective September 19, 2000.

         2.       Definitions.
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                  (a)      "Annual Retirement  Benefit" means an amount equal to
                           the last annual retainer paid to the Outside Director prior to his Termination Date, plus the total of actual Board of Directors meeting fees (excluding fees earned for committee meetings) paid to the Outside Director by either the Bank or FFIC for the twelve months immediately preceding his Termination Date.

                  (b) "Cause" means termination for dishonesty or willful misconduct involving moral turpitude.

                  (c)      "Change of Control" means:

                           (i) the acquisition of all or substantially all of the assets of the Bank or FFIC by any person or entity, or by any persons or entities acting in concert;

                           (ii) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or FFIC or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors of the Bank or FFIC as of the Effective Date of the Plan and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

                           (iii) the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act"), or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or FFIC by any person or group deemed a person under Section 13(d)(3) of the Act; or

                           (iv) approval by the stockholders of the Bank or FFIC of an agreement providing for the merger or consolidation of the Bank or FFIC with another corporation where the stockholders of the Bank or FFIC, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

                  (d) "Disability" means inability to serve as a director due to medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (e) "Effective Date" means the day on which the Plan first became effective, February 21, 1995.

                  (f) "FFIC" means Flushing Financial Corporation, a Delaware corporation.

                  (g) "Outside Director" means a person who is not an employee of the Bank or any of its subsidiaries, and who is elected or appointed to serve as a member of the Board of Directors (or, prior to the Bank's conversion to a stock form of ownership, the Board of Trustees) of the Bank.

                  (h) "Participant" means an Outside Director who is eligible to receive retirement benefits hereunder.

                  (i) "Surviving Spouse" means the lawful spouse of an Outside Director on the date a benefit first becomes payable in accordance with the Plan.

                  (j) "Termination Date" means the date of a Participant's termination from service as a director of the Bank, by retirement, resignation, discharge or otherwise.

                  (k) "Total Retirement Benefit" means the amount of a Participant's Annual Retirement Benefit divided by 12 and multiplied by the lesser of (i) the number of months the Participant has served as an Outside Director, or (ii) 120 months.

         3. Eligibility. Any person who has been elected and served as an Outside Director for five years or more and whose years of service as an Outside Director plus age equals or exceeds 55 shall be a Participant in the Plan. In addition, any person who is an Outside Director at the time of a Change of Control or who ceases to be an Outside Director by reason of Disability or death shall be a Participant in the Plan without regard to age or service requirements. Any Outside Director who has been removed for Cause regardless of length of service shall not be a Participant in the Plan and shall have no rights to benefits hereunder.

         4. Annual Retirement Benefit. A Participant shall be paid an Annual Retirement Benefit, in equal monthly installments commencing upon his Termination Date, for the number of months equal to the lesser of: (i) the number of months the Participant has served as an Outside Director, or (ii) 120 months. A Participant's years of service as an Outside Director of the Bank or any predecessor of the Bank prior to the Effective Date of the Plan shall be counted as years of service as an Outside Director.

         5. Benefits upon Change of Control.  Notwithstanding  the provisions of
Section 4 hereof, a Participant whose Termination Date occurs on or after a Change of Control shall be paid his entire benefit payable under this Plan in a cash lump sum. If the Participant had completed at least two years of service as an Outside Director as of his Termination Date, his benefit shall be the Annual Retirement Benefit multiplied by ten. If the Participant had completed less than two years of service as an Outside Director as of his Termination Date, his benefit shall be the Total Retirement Benefit. The cash lump sum shall be paid as soon as practicable, but not later than 30 days after the Participant's Termination Date.

         Notwithstanding the provisions of Section 4 hereof, a Participant whose Termination Date occurred before a Change of Control shall be paid in a cash lump sum the portion of his Total Retirement Benefit not previously paid to him. The cash lump sum shall be paid as soon as practicable, but not later than 30 days after the date on which the Change of Control occurred.

         6. Death of a Participant. If a Participant dies, then, except as hereafter provided with respect to a Surviving Spouse, all benefits payable hereunder shall cease and such Participant's beneficiaries, heirs or assigns shall have no right to any benefit hereunder.

         If a Participant dies with a Surviving Spouse, the Surviving Spouse shall be paid, in equal monthly installments, commencing upon the first day of the month following the Participant's death, the remaining monthly benefit installments the Participant would have received under Section 4 if he had lived to receive all such benefits payable to him under the Plan (or the Participant's entire benefit if the Participant's Termination Date was due to his death).

         However, in the event of a Change of Control, the remaining monthly installments payable to a Surviving Spouse shall be paid in a cash lump sum, as soon as practicable, but not later than 30 days after the occurrence of Change of Control.

         All payments hereunder shall cease upon the death of a Surviving Spouse. If a Participant is predeceased by a Surviving Spouse, all benefits shall cease upon the death of the Participant.

         7. Limitation on Benefits. Notwithstanding any other provision of this Plan, no benefits may be paid to a Participant if a formal cease and desist order has been entered by the Office of Thrift Supervision or the Federal Deposit Insurance Company that requires such Participant to cease participating in the conduct of the affairs of the Bank.

         8. Unfunded Arrangement. This Plan shall be an unfunded arrangement, and shall not relate to any specific funds of the Bank. Payments of benefits due under the Plan shall be made from the general assets of the Bank, and a Participant or Surviving Spouse shall have only the rights of an unsecured creditor of the Bank with respect thereto. Notwithstanding the foregoing, the Bank shall have the right in its sole discretion to provide for the funding of payments required to be made hereunder through a trust or otherwise.

         9. Administration. This Plan shall be administered by the Board of Directors of the Bank, who shall have full authority to interpret the Plan and make all factual determinations necessary therefore. No member of the Board of Directors shall be liable for any act done or determination made in good faith. The construction and interpretation of any provision of the Plan by the Board of Directors, and a determination by the Board of Directors of the amount of any Participant's benefit under the Plan, shall be final and conclusive.

         10. Amendment. The Board of Directors may amend, modify, suspend or terminate this Plan at any time; provided, however, that any amendment, modification, suspension or termination shall not affect the rights of Participants to benefits which have accrued prior to the date of amendment.

         11. Non-Alienation. No Outside Director (or Surviving Spouse or estate of an Outside Director) shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

         12. Governing Law. This Plan shall be governed by the laws of the State of New York, without reference to conflicts of law principles.